AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998

                           REGISTRATION NO.  333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                            _____________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________

                         MORTON INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                INDIANA                        36-4140798
     (State or other jurisdiction          (I.R.S.  Employer
          of incorporation or            Identification Number)
             organization)

                           100 N.  RIVERSIDE PLAZA
                        CHICAGO, ILLINOIS 60606-1596
                               (312) 807-2000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            RAYMOND P.  BUSCHMANN
       VICE PRESIDENT FOR LEGAL AFFAIRS, GENERAL COUNSEL AND SECRETARY
                          100 NORTH RIVERSIDE PLAZA
                        CHICAGO, ILLINOIS 60606-1596
                               (312) 807-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

                            FREDERICK L. HARTMANN
                            SCHIFF HARDIN & WAITE
                              7300 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5656

                                 EDWARD BEST
                            MAYER, BROWN & PLATT
                          190 SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60606
                               (312) 782-0600
                             __________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /__/
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                                                 CALCULATION OF REGISTRATION FEE


        TITLE OF EACH CLASS                                                  PROPOSED MAXIMUM
                OF                                    PROPOSED MAXIMUM          AGGREGATE            AMOUNT OF
         SECURITIES TO BE            AMOUNT            OFFERING PRICE            OFFERING          REGISTRATION
            REGISTERED          TO BE REGISTERED        PER UNIT (1)            PRICE (2)               FEE
       Debt Securities           $1,000,000,000             100%              $1,000,000,000         $295,000

   (1) To be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Debt Securities registered hereunder.

   (2) Estimated in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee.

                           _______________________

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
   SECTION 8(A), MAY DETERMINE.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,
                              DATED May 1, 1998

                               $1,000,000,000

                      MORTON INTERNATIONAL, INC. [LOGO]
                               DEBT SECURITIES
                              ________________

        Morton International, Inc., an Indiana corporation (the "Company"), may from time to time offer pursuant to this Prospectus unsecured debt securities ("Debt Securities"), with an aggregate public offering price of up to $1,000,000,000 (or its equivalent in one or more foreign currencies, composite currencies or currency units) on terms to be determined at the time or times of offering. The Debt Securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

        Certain specific terms of the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include the specific series title, aggregate principal amount, currency, form (which may be registered or bearer or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest (if any), terms (if any) for redemption at the option of the Company or repayment at the option of the holder thereof, and terms (if any) for sinking fund payments.

        Each Prospectus Supplement will also contain information, when applicable, about certain United States Federal income tax considerations relating to the Debt Securities covered by that Prospectus Supplement.

        The Debt Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Debt Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them and the Company will be set forth in or will be calculable from the information set forth in the applicable Prospectus Supplement. No Debt Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of those Debt Securities. See "Plan of Distribution" for a description of possible indemnification arrangements with underwriters, dealers and agents.

                             __________________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ___________________

       This Prospectus may not be used to consummate sales of the Debt
          Securities unless accompanied by a Prospectus Supplement.


                            ____________________

                 The date of this Prospectus is May 1, 1998

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR AN APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.



                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or through the Commission's worldwide web site at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is hereby made to such Registration Statement. The Registration Statement may be inspected without charge by anyone at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees, or through the Commission's worldwide web site. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference.

   DOCUMENTS INCORPORATED BY REFERENCE

        The following documents filed with the Commission (File No. 1-12825) are incorporated herein by reference:

        (i) the Company's Annual Report on Form 10-K for the year ended June 30, 1997; and

        (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein other than exhibits to such document unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to Raymond P. Buschmann, Vice President for Legal Affairs, General Counsel and Secretary, Morton International, Inc., 100 N. Riverside Plaza, Chicago, Illinois 60606-1596, telephone (312) 807-2000.

                                 THE COMPANY

        Morton International, Inc. (the "Company") operates in two business segments: Specialty Chemicals and Salt, manufacturing and marketing a wide range of products for industrial and consumer use in the United States and internationally. The Specialty Chemicals segment manufactures a wide variety of high technology and specialized chemical products for a multitude of customer applications. The three Specialty Chemical groups are: (i) Adhesives and Chemical Specialties, (ii) Coatings and (iii) Electronic Materials. The Company's Salt segment produces and sells salt, principally in the U.S., Canada and Europe, under (respectively) the MORTON, WINDSOR and LA BALEINE trademarks, for human and animal consumption, water conditioning and highway ice control, as well as for industrial and chemical uses.

        Effective April 30, 1997, the Company's predecessor, which was then named "Morton International, Inc." ("Old Morton"), contributed its Salt and Specialty Chemical businesses to the Company, which was a newly created subsidiary. All the outstanding common stock of the Company was then spun off on a share-for-share basis to the shareholders of Old Morton. Immediately thereafter, the Company's corporate name was changed to "Morton International, Inc.", and Old Morton's Automotive Safety Products business (along with $750 million of indebtedness used to finance a cash contribution to the Company) was merged with the businesses of Autoliv AB, a Swedish corporation, through the formation of a new Delaware holding corporation, Autoliv, Inc. ("New Autoliv"). As a result of the merger, Old Morton shareholders exchanged their Old Morton shares for common stock of New Autoliv at an exchange ratio of approximately one New Autoliv share for every three Old Morton shares. As of May 1, 1997, the Company and New Autoliv operated as separate, independent corporations.

        The Company's principal executive offices are located at 100 North Riverside Plaza, Chicago, Illinois 60606, and its telephone number is (312) 807-2000.


                 RATIO OF EARNINGS TO FIXED CHARGES <1> <2>


        Six Months
    Ended December 31,             Fiscal Year Ended June 30,
    ------------------   -------------------------------------------

       1998      1997     1997     1996      1995     1994     1993
       ----      ----     ----     ----      ----     ----     ----

       11.0      9.0       9.9      8.8      7.1       6.0      3.7

   __________________

   <1>  The Ratio of Earnings to Fixed Charges reflects the continuing operations of the Company's specialty chemicals, salt and corporate operations which were spun off to shareholders of Old Morton in a tax-free distribution in the United States effective April 30, 1997.

   <2>  For purposes of computing this ratio, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest on all indebtedness, amortization of debt discount and expense plus one third of rental expense (which is deemed representative of the interest factor).

                               USE OF PROCEEDS

        Except as may be otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include (without limitation) financing and re-financing of acquisitions, purchases of Company stock, repurchases of outstanding long-term debt, capital expenditures, investments in subsidiaries, working capital and repayment of borrowings under credit facilities.

                     DESCRIPTION OF THE DEBT SECURITIES

        The aggregate offering price of Debt Securities offered by the Company under this Prospectus and one or more Prospectus Supplements will not exceed $1,000,000,000 (or its equivalent in one or more foreign currencies, composite currencies or currency units).

        The following description of the Debt Securities sets forth certain general provisions of the Debt Securities to which any Prospectus Supplement may relate. The Debt Securities are to be issued under an Indenture, dated as of ________ ___, 1998, (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The material terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions are not applicable to the Offered Debt Securities, will be described in the applicable Prospectus Supplement relating to such Offered Debt Securities.

        The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms, and such Debt Securities. Wherever particular articles, sections or defined terms of the Indenture are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Unless otherwise indicated, section references in the following summary of the Indenture are to sections of the Indenture.

   GENERAL

        The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. (Section 3.01) Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

        The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the material terms of the Offered Debt Securities, such as: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iv) the date or dates on which the Offered Debt Securities mature and any provisions for the extension of any maturity date or dates; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined including, if applicable, any remarketing option or similar methods; (vi) the date from which such interest will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest will commence and any Regular Record Dates applicable to the dates on which interest will be so payable; (vii) the place or places where the principal of (and premium, if any) and interest, if any, on the series will be payable and each office or agency where the Offered Debt Securities may be presented for transfer or exchange; (viii) the dates on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other material terms and provisions of such sinking fund; (ix) the currency in which payment of the principal of, premium, if any, and interest on, the Offered Debt Securities will be payable, if other than the currency of the United States; (x) the period or periods within which, and the terms and conditions upon which, an election may be made by the Company or a holder, as the case may be, for payment in a particular currency other than the currency in which the series is denominated; (xi) whether such Offered Debt Securities are to be issued in the form of one or more permanent Global Debt Securities and, if so, the identity of the Depository for such Global Debt Security or Securities; (xii) the date after which and the price or prices at which and the currency in which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other terms and provisions of such optional redemption; (xiii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable;
   (xiv) information with respect to certain book-entry procedures, if applicable; (xv) any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Offered Debt Securities; and (xvi) any other material terms of the Offered Debt Securities (which terms shall not be inconsistent with the provisions of the Indenture).

        Unless otherwise indicated in the applicable Prospectus Supplement, principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the Principal Office of the Trustee, provided that at the option of the Company (i) payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Debt Security Register; and (ii) payment of the principal of, premium, if any, and interest on Debt Securities may be made by wire transfer of immediately available funds provided that the applicable Paying Agent has received from the Holder to whom such payment is due complete and appropriate wire transfer instructions in sufficient time to make such payment by wire transfer. (Sections 3.01 and 3.03)

        Unless otherwise indicated in the applicable Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of U.S. $1,000 or any integral multiple thereof, or the equivalent thereof in Foreign Currency. (Section 3.02) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.06)

        Unless otherwise indicated in the applicable Prospectus Supplement, if the principal of, premium, if any, and interest on any Debt Security is payable in a Foreign Currency and such Foreign Currency is not available for payment due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company may satisfy its obligations under the Indenture to Holders of such Debt Securities by making such payment in Dollars on the basis of the Market Exchange Rate for such Foreign Currency on the latest date for which such Market Exchange Rate may be established by the Currency Determination Agent on or before the date on which the applicable payment is due. Any payment made in Dollars, due to the above, where the required payment is in a Foreign Currency will not constitute a default under the Indenture. (Section 3.11).

        The Company shall not be required to (i) issue, register the transfer of, or exchange Debt Securities of any series during the period from 15 days prior to the mailing of notice of redemption of Debt Securities of that series to the date of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.06)

        Some of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Certain United States Federal income tax considerations applicable to such Original Issue Discount Securities (if any) will be described in the Prospectus Supplement relating thereto.

   GLOBAL DEBT SECURITIES

        The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a Depository identified in the applicable Prospectus Supplement.

        The Company anticipates that the following provisions will apply to all Depository arrangements. The specific terms of a depository arrangement that varies from that described below with respect to a series of Debt Securities will be described in the applicable
   Prospectus Supplement.

        Upon the issuance of a Global Debt Security, the Depository for such Global Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Debt Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to persons that may hold interests through participants in the Depository. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository or its nominee (with respect to interests of participants) for such Global Debt Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

        So long as the Depository for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing Debt Securities.

        Principal of, premium, if any, and interest payments on Debt Securities registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest thereon, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Debt Security for such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

        If a Depository for a series of Debt Securities is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Debt Security representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Debt Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.
   Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of U.S. $1,000 and integral multiples thereof.

   CERTAIN COVENANTS APPLICABLE TO DEBT SECURITIES


        CERTAIN DEFINITIONS

        The following terms are defined substantially as follows in
   Section 1.01 of the Indenture and are used herein as so defined.

        The term "Capitalized Rent" means the total net amount of rent payable for the remaining term as of the date of determination thereof under a lease of Principal Property by the Company or any of its Restricted Subsidiaries, discounted from the respective due dates thereof to such date of determination at the rate of 10% per annum compounded annually. The total net amount of rent payable under any such lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rents and similar charges and contingent rents such as those based on sales.
   The remaining term under any lease shall be calculated without giving effect to any unexercised option of the lessee for the renewal or extension of any term.

        The term "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of the Company and its Restricted Subsidiaries, less the following: (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination but excluding any current liabilities constituting Funded Debt by reason of being renewable or extendable and current deferred income taxes; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet; (4) appropriate adjustments on account of minority interests of other Persons holding stock in any Restricted Subsidiary of the Company; and
   (5) the value of assets of or investments in Unrestricted
   Subsidiaries.

        Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and may be determined by the Company as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

        The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on the consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company.

   The term "Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date of the Indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors of the Company (evidenced by a certified Board Resolution delivered to the Trustee), is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole, or any such plant, warehouse, office building or parcel of real property or portion thereof designated by the Board of Directors (evidenced by a Board Resolution) as being held primarily for development and/or sale.

        The term "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

        The term "Security Interest" means any mortgage, pledge, lien, encumbrance, conditional sale, title retention agreement or other security interest which secures payment or performance of an obligation.

        The term "Secured Debt" means indebtedness for borrowed money and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary which owns a Principal Property.

        The term "Subsidiary" as to any Person, means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 51% of the ownership interests having ordinary voting power of which shall at the time be so owned. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

        The term "Unrestricted Subsidiary" means any Subsidiary that at the time of determination has been designated in a Board Resolution (or a Company Order pursuant to a Board Resolution) as an "Unrestricted Subsidiary" for purposes of the Indenture so long as such designation has not been revoked in a subsequent Board Resolution

   (or a subsequent Company Order pursuant to a Board Resolution) and any Subsidiary of such a designated Unrestricted Subsidiary; provided, however, that (1) the Company may not revoke the designation of an Unrestricted Subsidiary as such (and thereby convert such Subsidiary to a Restricted Subsidiary) if the Company would thereby breach any covenant contained in the Indenture on the assumption that any Secured Debt of such Subsidiary was incurred immediately after the time of such revocation and that any Sale and Leaseback Transaction to which such Subsidiary is then a party was entered into immediately after the time of such revocation, and (2) until the Trustee receives from the Company a Board Resolution (or a Company Order pursuant to a Board Resolution) designating one or more Subsidiaries as an Unrestricted Subsidiary, there shall be no Unrestricted Subsidiaries.

        LIMITATION ON SECURED DEBT

        The Company will not, and will not permit any Restricted Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the Debt Securities equally and ratably with such Secured Debt (Section 5.05). This covenant does not apply to debt secured by (i) certain purchase money Security Interests created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property (or within six months thereafter pursuant to a commitment for such financing arranged within such 180-day period), which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property, (ii) Security Interests on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary,
   (iii) Security Interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Restricted Subsidiary, (iv) Security Interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that no such Security Interests shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions to such acquired property, (v) Security Interests on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, Security Interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit the Company or any Restricted Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such Security Interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license, (vi) Security Interests on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to another Restricted Subsidiary, (vii) any mechanics', materialmen's, carriers', landlords', warehousemen's or other similar lien arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not yet due or which are being contested in good faith, (viii) any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license,
   (ix) any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith, (x) any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed, (xi) any Security Interests arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or securing the performance of bids, tenders or contracts (other than for money borrowed) or to secure indemnity, performance or similar bonds, (xii) any easements, building restrictions, rights-of-way and other encumbrances or charges against property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the value of the same or interfere with the use thereof in the business of the Company or any Restricted Subsidiary, (xiii) any Security Interests to secure tax-exempt private activity bonds under the Internal Revenue Code of 1986, as amended, (xiv) any Security Interests existing on the date of the Indenture, or (xv) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (i) to (xiv) inclusive. (Section 5.05)

        LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

        Sale and Leaseback Transactions (which are defined to include, among other things, certain leases of more than three years) by the Company or any Restricted Subsidiary of any Principal Property, completion of construction of which and commencement of full operation of which have occurred more than 180 days prior to such sale or transfer, will be prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt equal in amount to the Capitalized Rent with respect to such lease secured by a Security Interest on the property to be leased without equally and ratably securing the Debt Securities, or (b) the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such Sale and Leaseback Transaction, apply an amount equal to the value (as defined below) of the property so leased (subject to credits for certain retirements of the Debt Securities) to either the purchase of fixed assets or the retirement of Funded Debt.

        The term "value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of Principal Property sold and leased back in such Sale and Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction as reasonably determined by the Company, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease applicable to such Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term of such lease (without regard to any unexercised renewal or extension options contained in such lease). (Section 5.06)

        EXEMPTED SECURED DEBT AND SALE AND LEASEBACK TRANSACTIONS

        Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, the Company and any one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume, or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate value of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of the preceding paragraph) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Section 5.05(b))

   MERGER

        The Indenture provides that the Company may, without the consent of the Holders, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the applicable Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such corporation; and (ii) immediately after giving effect to such transaction, no default under the Indenture shall have occurred and be continuing. (Article Twelve)

        Other than the covenants described above, or as set forth in any applicable Prospectus Supplement, the Indenture does not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving the Company.

   MODIFICATION OF THE INDENTURE

        With the consent of the holders ("Holders") of more than 50% in aggregate principal amount of any series of Debt Securities then outstanding under the Indenture, waivers, modifications and alterations of the terms of the Indenture may be made which affect the rights of the Holders of such series of Debt Securities, except that no such modification or alteration may be made which will (a) extend the time or terms of payment of the principal at maturity of, or the interest on, any such series of Debt Securities, or reduce principal or premium or the rate of interest, without the consent of the Holder thereof, or (b) without the consent of all of the Holders of any series of Debt Securities then outstanding, reduce the percentage of Debt Securities of any such series, the Holders of which are required to consent (i) to any supplemental indenture relating to such series of Debt Securities, (ii) to rescind and annul a declaration that the Debt Securities of any series are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past Event of Default under the Indenture and its consequences, and (iv) to waive compliance with certain other provisions contained in the Indenture. (Sections 5.08, 11.01 and 11.02) In addition, as indicated under "Events of Default" below, Holders of more than 50% in aggregate principal amount of the Debt Securities of any series then outstanding may waive past Events of Default in certain circumstances and may direct the Trustee in enforcement of remedies. (Section 7.07) The Company and the Trustee may, without the consent of any Holders, modify and supplement the Indenture (i) to evidence the succession of another corporation to the Company under the Indenture; (ii) to evidence and provide for the replacement of the Trustee; (iii) with the Company's concurrence, to add to the covenants of the Company for the benefit of the Holders; (iv) to modify the Indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939; (v) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture; (vi) to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of Debt Securities of the applicable series; (vii) to change or eliminate any of the provisions of the Indenture, provided, however, that any such change or elimination shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and (viii) for certain other purposes. (Section 11.01)

   DEFEASANCE, SATISFACTION AND DISCHARGE TO MATURITY OR REDEMPTION

        DEFEASANCE OF ANY SERIES

   If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption, lawful money or direct obligations of the United States (or of any other government which issued the currency in which the Debt Securities of a series are denominated) or obligations the principal of and interest on which are guaranteed by the United States (or by such other government) in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal (and premium, if any) and interest to maturity or to the redemption date, as the case may be, with respect to any series of Debt Securities then outstanding, then the Company may cease to comply with the terms of the Indenture, including the restrictive covenants described under "Limitation on Secured Debt," and "Limitation on Sale and Leaseback Transactions" above and the Events of Default described in clauses (d) and (e) under "Events of Default" below, except for (i) the Company's obligation to duly and punctually pay the principal of (and premium, if any) and interest on such series of Debt Securities if the Debt Securities are not paid from the money or securities held by the Trustee, and (ii) the Events of Default described in clauses (a), (b), (c), (f) and (g) under "Events of Default" below, and (iii) certain other provisions of the Indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to such series, the redemption and sinking fund provisions of the Indenture. Defeasance of Debt Securities of any series is subject to the satisfaction of certain specified conditions, including, among others, (i) the absence of an Event of Default at the date of the deposit, and (ii) the perfection of the Holders' security interest in such deposit. (Section 13.02)

        SATISFACTION AND DISCHARGE OF ANY SERIES

        Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may also cease to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities, or with any Events of Default with respect thereto, and thereafter the Holders of such series of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include, among others, except in certain limited circumstances involving a deposit made within one year of maturity or redemption, (i) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, (ii) the delivery to the Trustee by the Company of an opinion of nationally-recognized tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and
   (iii) that such satisfaction and discharge will not result in the delisting of the Debt Securities of that series from any nationally-recognized exchange on which they are listed (if any). (Section 13.01)

   EVENTS OF DEFAULT

        As to any series of Debt Securities, an Event of Default is defined in the Indenture as being: (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) failure to pay principal or premium with respect to the Debt Securities of such series, if any, when due; (c) failure in the deposit of any sinking fund installment with respect to any series of Debt Securities when due; (d) failure to observe or perform any other covenant in the Indenture or Debt Securities of any series (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing Events of Default), if such failure continues for 60 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (e) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after there shall have been given to the Company by the Trustee, by registered mail, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged; (f) certain events of bankruptcy, insolvency, receivership or reorganization; or (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 7.01) The Trustee or the Holders of 25% in aggregate principal amount of the outstanding Debt Securities of any series may declare the Debt Securities of such series immediately due and payable upon the occurrence of any Event of Default (after expiration of any applicable grace period) other than Events of Default specified in clause (f) above. If an Event of Default described in clause (f) occurs and is continuing, the entire principal amount of all Debt Securities of such series and interest accrued thereon shall become immediately due and payable without any declaration on the part of the Trustee or any Holder. In certain cases, the Holders of a majority in principal amount of the Debt

   Securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest (including sinking fund payments). (Sections 7.01 and 7.07)

        The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to any such series for which there are Debt Securities outstanding which is continuing, give to the Holders of such Debt Securities notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal (or premium, if any) or interest on any of the Debt Securities of any series or the payment of any sinking fund installment on the Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding notice is in the interest of the Debt Security Holders. (Section 7.08)

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of such Debt Securities shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of Debt Securities outstanding of any series unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 8.01 and 8.02) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the Holder has a right to receipt of principal, premium, if any, and interest (subject to certain limitations with respect to defaulted interest) on their due dates or to institute suit for the enforcement thereof. (Sections 7.04 and 7.10)

        So long as the Debt Securities of any series remain outstanding the Company will be required to furnish annually to the Trustee an Officers' Certificate stating whether, to the best of the knowledge of the signers, the Company is in default under any of the provisions of the Indenture, and specifying all such defaults, and the nature thereof, of which they have knowledge. (Section 5.07) The Company will also be required to furnish to the Trustee copies of certain reports filed by the Company with the Commission. (Section 6.03)

        The Holders of a majority in principal amount of the Debt Securities outstanding of such series will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee, or exercising any power or trust conferred on the Trustee, provided that such direction shall be in accordance with law and the provisions of the Indenture, provided that the Trustee may decline to follow any such direction if the Trustee shall determine on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to Holders not joining in such direction. (Section 7.07) The Trustee will be under no obligation to act in accordance with such direction unless such Holders shall have offered the Trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby. (Section 8.02)

   GOVERNING LAW

        The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of Illinois. (Section 15.04)

   INFORMATION CONCERNING THE TRUSTEE

        The First National Bank of Chicago ("First Chicago") is the Trustee under the Indenture. First Chicago is also the agent for the lenders, and a lender, under certain revolving credit facilities with the Company, which as of the date hereof, permit an aggregate borrowing of up to $330 million (subject to the terms and conditions of such facilities). Also, First Chicago Capital Markets, Inc., an affiliate of First Chicago, may be an agent or underwriter with respect to the distribution of certain Debt Securities. In addition, the Company and certain of its affiliates may maintain other banking and business arrangements with First Chicago and its affiliates from time to time in the future.

        Under the Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the Indenture and certain related matters. (Section 6.04)

        The Trustee may be deemed to have a conflicting interest for the purpose of the Trust Indenture Act of 1939 and may be required to resign as Trustee if (i) there is an Event of Default under the Indenture and (ii) among other things (a) the Trustee is a trustee under another indenture of the Company under which securities of the Company are outstanding, (b) the Trustee is a trustee for more than one outstanding series of Debt Securities under a single Indenture,
   (c) the Trustee is a creditor of the Company, or (d) the Trustee of an affiliate of the Trustee acts as underwriter or agent for the Company.

        The Indenture provides that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to the issuance of such series of Debt Securities.
                            PLAN OF DISTRIBUTION

        The Company may sell Debt Securities (i) through underwriters or dealers, (ii) directly to one or more purchasers, or (iii) through agents. A Prospectus Supplement will set forth the terms of the offering of the Debt Securities offered thereby, including the name or names of any underwriters, the purchase price of the Debt Securities, and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Debt Securities may be listed.

        If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Prospectus Supplement if any of the Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Debt Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

        All Debt Securities offered will be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Debt Securities.

        Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the Registration Statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                               LEGAL OPINIONS

        The legality of the Debt Securities will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters or agents by Mayer, Brown & Platt, Chicago, Illinois.

                                   EXPERTS

        The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

   Securities and Exchange Commission registration fee . . . . . $295,000
   Trustee's fees and expenses . . . . . . . . . . . . . . . . . . 10,000
   Printing expenses . . . . . . . . . . . . . . . . . . . . . . . 20,000
   Rating agency fees  . . . . . . . . . . . . . . . . . . . . .  155,000
   Accounting fees and expenses  . . . . . . . . . . . . . . . . . 40,000
   Legal fees and expenses . . . . . . . . . . . . . . . . . . .  100,000
   Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . .  5,000
   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 50,000

        Total  . . . . . . . . . . . . . . . . . . . . . . . . . $675,000


   ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        Section 6.7 of the By-Laws of the Company, and Article 9 of its Restated Articles of Incorporation, both provide for indemnification of officers and directors and the Company against expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

        Chapter 37 of the Indiana Business Corporation Law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with the defense of proceedings in which they are made parties, or threatened to be made parties, by reason of such relationship to the corporation, except where they are adjudged liable for specific types of negligence or misconduct in the performance of their duties to the corporation. Chapter 37 also requires every Indiana corporation to indemnify any of its directors and, unless such corporation's articles of incorporation provide otherwise, any of its officers who are wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by such director in connection with such proceeding.

        Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act," including any breach of duty, neglect, error, misstatement, misleading statement, omission or other acts done or wrongfully attempted.

   ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        See Exhibit Index included herewith which is incorporated herein by reference.

   ITEM 17.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 1st day of May, 1998.

                                      MORTON INTERNATIONAL, INC.



                                      By: /s/ T.F. Mc Devitt
                                          ------------------------------
                                              T.F. McDevitt
                                              Vice President Finance and
                                              Chief Financial Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below on this Registration Statement hereby constitutes and appoints T.F. McDevitt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of May, 1998.

                 SIGNATURE                           TITLE
                 ---------                           -----

                                         Chairman of the Board, Chief
    /s/ S.J. Stewart                               Executive
    --------------------------------         Officer and Director
    S.J. Stewart                             (Principal Executive
                                                   Officer)

                 SIGNATURE                           TITLE
                 ---------                           -----

    /s/ T.F. McDevitt                     Vice President Finance and
    --------------------------------        Chief Financial Officer
    T.F. McDevitt                            (Principal Financial
                                                   Officer)

    /s/ L.N. Liszt                           Controller (Principal
    --------------------------------          Accounting Officer)
    L.N. Liszt


    /s/ R.M. Barford                               Director
    --------------------------------
    R.M. Barford


    /s/ J.R. Cantalupo                             Director
    --------------------------------
    J.R. Cantalupo

    /s/ W.T. Creson                                Director
    --------------------------------
    W.T. Creson


    /s/ W.J. Farrell                               Director
    --------------------------------
    W.J. Farrell


    /s/ D.C. Fill                                  Director
    --------------------------------
    D.C. Fill

    /s/ W. E. Johnston                             Director
    --------------------------------
    W.E. Johnston


    /s/ R.L. Keyser                                Director
    --------------------------------
    R.L. Keyser


    /s/ R.A. McDonald                              Director
    --------------------------------
    R.A. McDonald

                 SIGNATURE                           TITLE
                 ---------                           -----

    /s/ E.J. Mooney                                Director
    --------------------------------
    E.J. Mooney

    /s/ G. A. Schaefer                             Director
    --------------------------------
    G.A. Schaefer


    /s/ R.W. Stone                                 Director
    --------------------------------
    R.W. Stone

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER                   DESCRIPTION
   -------                  -----------


      1.1    Form of Underwriting Agreement
      4.1    Form of Indenture, dated as of __________, 1998, between the
             Registrant and The First National Bank of Chicago.
      5      Opinion of Schiff Hardin & Waite
      12     Statement Regarding Computation of Ratios
      23.1   Consent of Schiff Hardin & Waite (included in the opinion
             filed as Exhibit 5 to this Registration Statement
      23.2   Consent of Ernst & Young LLP
      24     Powers of Attorney (included on the signature page of this
             Registration Statement)
      25     Statement of Eligibility of The First National Bank of
             Chicago on Form T-1